Exhibit 99.1

First Wave BioPharma Changes Name to Entero Therapeutics

Rebranding introduced as Company advances toward Phase 3 clinical trial with lead asset – latiglutenase for the treatment of celiac disease

New Nasdaq new ticker symbol is “ENTO” effective May 17, 2024

BOCA RATON, Fla., May 16, 2024 (GLOBE NEWSWIRE) – Entero Therapeutics, Inc. (formerly First Wave BioPharma, Inc.) (Nasdaq: ENTO) (“Entero” or the “Company”), a late clinical-stage biopharmaceutical company focused on the development of targeted, non-systemic therapies for gastrointestinal (GI) diseases, today unveiled its new corporate name and website. The rebranding follows the recent business combination with ImmunogenX and reflect the Company’s focus on addressing unmet needs in GI health that include celiac disease, an indication for which there are no approved medicines today. Entero’s common stock will commence trading on May 17, 2024 on the Nasdaq Capital Market under the new ticker symbol of ENTO.

James Sapirstein, Chairman and Chief Executive Officer of Entero Therapeutics, said, “The rebranding aligns our corporate identity with our mission of bringing to market new treatments for the gut and intestine. We have accelerated this by adding latiglutenase to our pipeline. This is an opportunity to address significant medical need and market opportunity for celiac disease. As we prepare for a Phase 3 study with this program and advance our other drug candidates, we want to make sure that our branding better reflects the Company’s GI focus.”

Latiglutenase is an oral biotherapeutic composed of two gluten-specific recombinant proteases that has demonstrated effectiveness in alleviating GI symptoms of celiac disease and protecting against intestinal damage in three Phase 2 trials. The Phase 3 clinical plan for latiglutenase has been reviewed by the GI Division of the FDA, and the Company expects to initiate the trial in early 2025.

Today, in honor of Celiac Awareness Month in May, Entero will partner with Celiac Journey, a celiac disease patient advocacy organization, to share an awareness digital display on the Nasdaq Tower in Times Square at 4:25 p.m. ET. The digital display will also be shown at night as part of the international “Shine a Light on Celiac Disease” initiative to illuminate famous landmarks in green.

For more information about Entero Therapeutics, visit www.enterothera.com and connect on X and LinkedIn.

About Entero Therapeutics

Entero Therapeutics, Inc., is a late clinical-stage biopharmaceutical company focused on the development of targeted, non-systemic therapies for gastrointestinal (GI) diseases. The Company’s programs address significant unmet needs in GI health and include: latiglutenase, a Phase 3-ready, potentially first-in-class, targeted, oral biotherapeutic for celiac disease; capeserod, a selective 5-HT4 receptor partial agonist for indications including gastroparesis; and adrulipase, a recombinant lipase enzyme designed to enable the digestion of fats and other nutrients in cystic fibrosis and chronic pancreatitis patients with exocrine pancreatic insufficiency. For more information visit www.enterothera.com.

Forward-Looking Statements

This press release may contain certain statements relating to future results which are forward-looking statements. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements, depending on factors including whether any financing or licensing transaction may be completed, completed with different terms, in an untimely manner, or not at all; whether the Company will be able to realize the expected benefits of its acquisition of ImmunogenX; the Company’s ability to integrate the assets and contemplated commercial operations acquired from ImmunogenX into the Company’s business; whether results obtained in preclinical and nonclinical studies and clinical trials will be indicative of results obtained in future clinical trials; whether preliminary or interim results from a clinical trial will be indicative of the final results of the trial; whether the Company will be able to maintain compliance with Nasdaq’s continued listing criteria and the effect of a delisting from Nasdaq on the market for the Company’s securities; the size of the potential markets for the Company’s drug candidates and its ability to service those markets; the effects of the First Wave Bio, Inc. acquisition, the related settlement and their effect on the Company’s business, operating results and financial prospects; and the Company’s current and future capital requirements and its ability to raise additional funds to satisfy its capital needs. Additional information concerning the Company and its business, including a discussion of factors that could materially affect the Company’s financial results are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (“SEC”) on March 29, 2024, as well as the Company’s subsequent filings with the SEC, including its proxy statements on Schedule 14A, Quarterly Report on Form 10-Q and Current Reports on Form 8-K. All forward-looking statements included in this press release are made only as of the date of this press release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For more information:

Entero Therapeutics, Inc.

777 Yamato Road, Suite 502
Boca Raton, FL 33431
Phone: (561) 589-7020
info@enterothera.com

Media contact:

Russo Partners

David Schull or Liz Phillips

(347) 956-7697

david.schull@russopartnersllc.com

elizabeth.phillips@russopartnersllc.com